Exhibit F-1


   Opinion of Counsel to National Grid Group plc and National Grid USA as to
          Matters Required by Instruction F-1 to Exhibits to Form U-1

                             National Grid Group plc
                                National Grid USA
                           Westborough, Massachusetts



                                                  July 19, 2002


Securities and Exchange Commission
Washington, DC 20549

         Re:   Vermont Yankee Nuclear Power Corporation
               File No. 70-10025

Ladies and Gentlemen:

         This opinion is furnished to you in connection with the filing with you of the Application/Declaration on Form U-1 (the "Declaration") of National Grid Group plc ("NGP") and National Grid USA ("NGU") under the Public Utility Holding Company Act of 1935, as amended (the "Act"), relating to the proposed sale (the "Transaction") of the assets constituting the Vermont Yankee Nuclear Power Plant by Vermont Yankee Nuclear Power Corporation ("VYNPC") to Entergy Nuclear Vermont Yankee, LLC ("ENVY").

         I have acted as counsel to NGP and NGU in connection with the Transaction. For purposes of this opinion, to the extent deemed necessary, I have relied upon advice from counsel employed or retained directly or indirectly by NGU. In connection with this opinion, I or attornies in whom I have confidence have reviewed NGP's and NGU's charters, by-laws and the minutes of the meetings of the Board of Directors of NGP and NGU, originals or copies of the Purchase and Sale Agreement dated as of August 15, 2001 between VYNPC and ENVY and the other documents referred to therein relating to the Transaction (collectively, the "Transaction Documents"), and such other materials as I deemed necessary to this opinion.

         Based on the foregoing, I am of the opinion that, when the Commission has taken the action requested in the Declaration and when the Transaction has been consummated in accordance with the Transaction Documents, all as described in the Declaration:

         1. All State laws applicable to the Transaction will have been complied with.

                                     F-1-1

         2. The consummation of the Transaction will not violate the legal rights of the holders of any securities issued by NGP or NGU or any associate company (as defined in the Act) thereof.

         I hereby consent to the use of this opinion in connection with the Declaration.

                                              Very truly yours,

                                              /s/  Kirk L. Ramsauer

                                              Kirk L. Ramsauer
                                              Deputy General Counsel


                                     F-1-2

      Opinion of Counsel to Vermont Yankee Nuclear Power Corporation as to
           Matters Required by Instruction F-1 to Exhibits to Form U-1



                            Downs Rachlin Martin PLLC
                         90 Prospect Street, P.O. Box 99
                        St. Johnsbury, Vermont 05819-0099


                                                         July 19, 2002


Securities and Exchange Commission
Washington, DC  20549

Re:      Vermont Yankee Nuclear Power Corporation
         File No. 70-10025

Ladies and Gentlemen:

         This opinion is furnished to you in connection with the filing with you of the Application/Declaration on Form U-1 (the "Declaration") of Vermont Yankee Nuclear Power Corporation (the "Company") under the Public Utility Holding Company Act of 1935, as amended, relating to the proposed sale (the "Transaction") of the assets constituting the Vermont Yankee Nuclear Power Plant by the Company to Entergy Nuclear Vermont Yankee, LLC ("ENVY").

         The Company is a corporation formed under the laws of the State of Vermont (the "State"). We have acted as special counsel to the Company in connection with the Transaction. For purposes of this opinion, we have reviewed the Company's articles of association, bylaws, records of security holders, and the minutes of the meetings of the Board of Directors of the Company, originals or copies of the executed Purchase and Sale Agreement dated as of August 15, 2001 between the Company and ENVY and the other documents referred to therein relating to the Transaction (collectively, the "Transaction Documents"), and such other materials as we deemed necessary to this opinion.

         Based on the foregoing, we are of the opinion that, when the Commission has taken the action requested in the Declaration and when the Transaction has been consummated in accordance with the Transaction Documents, all as described in the Declaration:

         1. All State laws applicable to the Company's participation in the Transaction will have been complied with.

         2. The consummation of the Transaction by the Company will not violate the legal rights of the holders of any securities issued by the Company.

                                     F-1-3

         The opinions expressed herein are made as of the date of this opinion and limited to the laws of the State of Vermont in effect on the date of this opinion. We disclaim any responsibility to notify you of changes of law or facts affecting the opinions expressed herein that occur or come to our attention after the date of this opinion. We express no opinion as to the laws of any other jurisdiction.

         We hereby consent to use of this opinion solely in connection with the Declaration and your determination thereof, and by no other or for any other purpose without our prior written consent.

                                            Very truly yours,

                                            /s/ Downs Rachlin Martin PLLC

                                            Downs Rachlin Martin PLLC





                                     F-1-4